Exhibit 10.14

STEALTH BIOTHERAPEUTICS CORP

AMENDMENT

This Amendment (this “Amendment”) is made as of June 13, 2018, by and between Stealth BioTherapeutics Corp, a company incorporated under the laws of the Cayman Islands (the “Company”), and Danforth Advisors, LLC (the “Registered Holder”).

WHEREAS, the Company issued and sold to the Registered Holder an equity interest as evidenced by that certain Ordinary Share Purchase Warrant, dated as of January 19, 2017 (the “Award”);

WHEREAS, the Award constituted compensatory equity for U.S. Tax purposes;

WHEREAS, the Company and the Registered Holder desire to amend the Award such that the Award will be subject to the terms and conditions of the Company’s 2006 Share Incentive Plan, as amended (the “Plan”);

WHEREAS, pursuant to Section 11 of the Award, any amendment of the Award requires the written consent signed by the Company and the Registered Holder;

NOW, THEREFORE, in consideration of the foregoing, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Registered Holder hereby agree as follows:

1.    The Award is amended and restated in its entirety in the form set forth as Exhibit A.

2.    The Award, as amended by this Amendment, together with any other writings referred to in the Award or delivered pursuant thereto which form a part thereof, contain the entire agreement among the parties with respect to the subject matter thereof and amend, restate and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

3.    The Company and the Registered Holder agree that this Amendment does not represent a new or additional award of equity compensation or an exercise, transfer or exchange, in any form, of the Award such that the compensation element of the Award becomes measureable for U.S. federal income tax purposes. The Company and the Registered Holder agree to treat this Amendment consistently with such intended treatment for all U.S. federal income tax purposes unless otherwise required by a “determination” within the meaning of Section 1313 of the Code.

4.    This Amendment shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Amendment shall be governed by, the internal laws of the Commonwealth of Massachusetts, without giving effect to any choice of law or conflict of law provision or rule (whether of the Commonwealth of Massachusetts or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the Commonwealth of Massachusetts.

5.    This Amendment may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

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IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the day and year first above written.

STEALTH BIOTHERAPEUTICS CORP

By:	/s/ Louise Garbarino

Name:	Louise Garbarino
Title:	Director

REGISTERED HOLDER:

DANFORTH ADVISORS, LLC

By:	/s/ Daniel Geffken

Name:	Daniel Geffken
Title:	Managing Director

Amendment

EXHIBIT A

STEALTH BIOTHERAPEUTICS CORP.

Nonstatutory Option Agreement

1.	Grant of Option.

This agreement evidences the grant by Stealth BioTherapeutics Corp, a corporation incorporated under the laws of the Cayman Islands (the “Company”), granted January 19, 2017, as amended and restated in the form hereof, effective June 13, 2018 (the “Grant Date”) to Danforth Advisors, LLC, a consultant to the Company or a subsidiary thereof (the “Participant”), of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s 2006 Share Incentive Plan, as amended (the “Plan”), a total of 695,967 Ordinary Shares (the “Shares”), of a nominal par value of $0.0001 per share, of the Company (the “Ordinary Shares”) at $0.46 per Share. Unless earlier terminated, this option shall expire at 5:00 p.m., Eastern time, on January 19, 2022 (the “Final Exercise Date”).

It is intended that the option evidenced by this agreement shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). Except as otherwise indicated by the context, the term “Participant”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2.	Vesting Schedule.

This option will become exercisable (“vest”) as to the entire original number of Shares on the Vesting Commencement Date (as defined below). For purposes of this Agreement, “Vesting Commencement Date” shall mean January 19, 2017.

The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.

3.	Exercise and Termination of Option; Repurchase Right.

(a)    Form of Exercise. Each election to exercise this option shall be in writing, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, and payment in full in the manner provided in the Plan. The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share.

(b)    Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time it exercises this option, is, and has been at all times since the Grant Date, an employee, officer, director, or consultant or advisor to the Company or any other entity the employees, officers, directors, consultants or advisors of which are eligible to receive option grants under the Plan (an “Eligible Participant”).

Amendment

(c)    Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation.

(d)    Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while it is an Eligible Participant and the Company has not terminated such relationship for Cause (as defined in paragraph (e) below), this option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of its death or disability, and further provided that this option shall not be exercisable after the Final Exercise Date.

(e)    Termination for Cause; Breach of Certain Obligations. If, prior to the Final Exercise Date, the Participant is discharged by the Company for Cause (as defined below) or the Participant violates the non-competition or confidentiality provisions of any agreement between the Participant and the Company, then immediately upon notice from the Company to the Participant (i) the right to exercise this option, to the extent not previously exercised, shall terminate, and (ii) the Company shall have the right to repurchase all shares previously issued upon exercise of this option at a repurchase price equal to the exercise price therefor. If the Company exercises the foregoing repurchase right, the Participant shall tender to the Company at its principal offices the certificate or certificates representing the shares to be repurchased by the Company, duly endorsed in blank by the Participant or with duly endorsed stock/share powers attached thereto, all in a form suitable for transfer to the Company, and the Company shall promptly thereafter deliver or mail to the Participant a check in payment of the repurchase price for such shares. The foregoing repurchase right shall terminate upon the earlier of the events specified in Section 4(g) below. “Cause” shall mean willful misconduct by the Participant or willful failure by the Participant to perform its responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), as determined by the Company, which determination shall be conclusive. The Participant shall be considered to have been discharged for Cause if the Company determines, within 60 days after the Participant’s resignation, that discharge for Cause was warranted.

4.	Company Right of First Refusal.

(a)    Notice of Proposed Transfer. If the Participant proposes to sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively, “transfer”) any Shares acquired upon exercise of this option, then the Participant shall first give written notice of the proposed transfer (the “Transfer Notice”) to the Company. The Transfer Notice shall name the proposed transferee and state the number of such Shares the Participant proposes to transfer (the “Offered Shares”), the price per share and all other material terms and conditions of the transfer.

(b)    Company Right to Purchase. For 60 days following its receipt of such Transfer Notice, the Company shall have the option to repurchase (subject to applicable law) all or part of the Offered Shares at the price and upon the terms set forth in the Transfer Notice. In the event the Company elects to purchase all or part of the Offered Shares, it shall give written notice of such election to the Participant within such 60-day period. Within 10 days after its receipt of such notice, the Participant shall tender to the Company at its principal offices the certificate or certificates representing the Offered Shares to be purchased by the Company, duly endorsed in blank by the Participant or with duly endorsed stock/share powers attached thereto, all in a form suitable for transfer of the Offered Shares to the Company. Promptly following receipt of such certificate or certificates, the Company shall deliver or mail to the Participant a check in payment of the purchase price for such Offered Shares; provided that if the terms of payment set forth in the Transfer Notice were other than cash against delivery, the Company may pay for the Offered Shares on the same terms and conditions as were set forth in the Transfer Notice; and provided further that any delay in making such payment shall not invalidate the Company’s exercise of its option to purchase the Offered Shares.

(c)    Shares Not Purchased By Company. If the Company does not elect to acquire all of the Offered Shares, the Participant may, within the 60-day period following the expiration of the option granted to the Company under Section 4(b) above, transfer the Offered Shares which the Company has not elected to acquire to the proposed transferee, provided that such transfer shall not be on terms and conditions more favorable to the transferee than those contained in the Transfer Notice. Notwithstanding any of the above, all Offered Shares transferred pursuant to this Section 4 shall remain subject to the right of first refusal set forth in this Section 4 and such transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Section 4.

(d)    Consequences of Non-Delivery. After the time at which the Offered Shares are required to be delivered to the Company for transfer to the Company pursuant to Section 4(b) above, the Company shall not pay any dividend to the Participant on account of such Offered Shares or permit the Participant to exercise any of the privileges or rights of a shareholder with respect to such Offered Shares, but shall, in so far as permitted by law, treat the Company as the owner of such Offered Shares.

(e)    Exempt Transactions. The following transactions shall be exempt from the provisions of this Section 4:

(1)    any transfer of Shares to or for the benefit of any spouse, children, parents, uncles, aunts, siblings, nieces, nephews, grandchildren and any other relatives approved by the Board of Directors (collectively, “Approved Relatives”) or to a trust, corporation, limited liability company, partnership or other entity established solely for the benefit of the Participant and/or Approved Relatives;

(2)    any transfer pursuant to an effective registration statement filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”); and

(3)    the sale of all or substantially all of the shares of the Company (including pursuant to a merger or consolidation);

provided, however, that in the case of a transfer pursuant to clause (1) above, such Shares shall remain subject to the right of first refusal set forth in this Section 4 and such transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Section 4.

(f)    Assignment of Company Right. The Company may assign its rights to purchase Offered Shares in any particular transaction under this Section 4 to one or more persons or entities.

(g)    Termination. The provisions of this Section 4 shall terminate upon the earlier of the following events:

(1)    the closing of the sale of Ordinary Shares in an underwritten public offering pursuant to an effective registration statement filed by the Company under the Securities Act; or

(2)    the sale of all or substantially all of the share capital, assets or business of the Company, by merger, consolidation, sale of assets or otherwise (other than a merger or consolidation in which all or substantially all of the individuals and entities who were beneficial owners of the Ordinary Shares immediately prior to such transaction beneficially own, directly or indirectly, more than 75% of the outstanding securities entitled to vote generally in the election of directors of the resulting, surviving or acquiring corporation in such transaction).

(h)    No Obligation to Recognize Invalid Transfer. The Company shall not be required (1) to transfer on its books any of the Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Section 4, or (2) to treat as owner of such Shares or to pay dividends to any transferee to whom any such Shares shall have been so sold or transferred.

(i)    Legends. The certificate representing Shares shall bear a legend substantially in the following form (in addition to, or in combination with, any legend required by applicable federal and state securities laws and agreements relating to the transfer of the Company securities):

“The shares represented by this certificate are subject to a right of first refusal in favor of the Company, as provided in a certain option agreement with the Company.”

5.	Agreement in Connection with Public Offering.

The Participant agrees, in connection with the initial underwritten public offering of the Company’s securities pursuant to a registration statement under the Securities Act, (i) not to sell,

make short sale of, loan, grant any options for the purchase of, or otherwise dispose of any Ordinary Shares held by the Participant (other than those shares included in the offering) without the prior written consent of the Company or the underwriters managing such initial underwritten public offering of the Company’s securities for a period of 180 days from the effective date of such registration statement, and (ii) to execute any agreement reflecting clause (i) above as may be requested by the Company or the managing underwriters at the time of such offering.

6.	Tax Matters.

(a)    Withholding. No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

(b)    Disqualifying Disposition. If the Participant disposes of Shares acquired upon exercise of this option within two years from the Grant Date or one year after such Shares were acquired pursuant to exercise of this option, the Participant shall notify the Company in writing of such disposition.

7.	Nontransferability of Option.

This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

8.	Provisions of the Plan.

This option is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this option.

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IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.

STEALTH BIOTHERAPEUTICS CORP.

Dated: June 13, 2018	By:	/s/ Louise Garbarino
	Name:	Louise Garbarino
	Title:	Director

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company’s 2006 Share Incentive Plan, as amended.

PARTICIPANT:

Danforth Advisors, LLC

By:	/s/ Daniel Geffken
Name:	Daniel Geffken
Title:	Managing Director

Address:	278 Elm Street, Suite 228
Somerville, MA 02144